EXHIBIT 99.1

NORTH AMERICAN BREAKER CO., INC.

FINANCIAL REPORT

For the six months ended June 30, 2011 and 2010 (unaudited)
and the years ended December 31, 2010 and 2009

Independent Auditors' Report

The Board of Directors
North American Breaker Co., Inc.
Burbank, California

We have audited the accompanying balance sheets of North American Breaker Co., Inc. (the “Company”) as of December 31, 2010 and 2009, and the related statements of income and retained earnings, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GUMBINER SAVETT INC.

Santa Monica, California
April 15, 2011

NORTH AMERICAN BREAKER CO., INC.
BALANCE SHEETS
June 30, 2011 and 2010 and
December 31, 2010 and 2009

ASSETS

	June 30,	June 30,	December 31,	December 31,
	2011	2010	2010	2009
	(Unaudited)	(Unaudited)		(Restated)

CURRENT ASSETS
Cash	$28,268	$66,558	$700,797	$240,476
Accounts receivable, net	4,456,618	3,925,763	3,735,821	2,976,567
Inventory, net	6,393,643	8,237,445	7,389,114	7,376,047
Prepayments and other current assets	63,841	311,629	226,280	45,962
Deferred taxes on income	38,000	49,000	49,000	47,000
Advances to stockholders	-	116,260	116,260	116,260

TOTAL CURRENT ASSETS	10,980,370	12,706,655	12,217,272	10,802,312

PROPERTY AND EQUIPMENT, at cost, net of accumulated depreciation	229,765	226,003	227,348	238,383

DEPOSITS	15,932	15,932	15,932	15,932

TOTAL ASSETS	$11,226,067	$12,948,590	$12,460,552	$11,056,627

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Note payable, bank	$-	$3,325,000	$2,207,681	$2,400,000
Accounts payable and accrued expenses	1,605,650	3,115,079	1,704,138	2,006,207
Unrecognized tax benefits	-	423,571	423,571	423,571
Income taxes payable	266,012	456,157	435,194	485,619

TOTAL CURRENT LIABILITIES	1,871,662	7,319,807	4,770,584	5,315,397

COMMITMENTS

STOCKHOLDERS' EQUITY
Common stock, no par value; 10,000 shares authorized, issued and outstanding	10,000	10,000	10,000	10,000
Additional paid in capital	423,571	-	-	-
Retained earnings	8,920,834	5,618,783	7,679,968	5,731,230

TOTAL STOCKHOLDERS' EQUITY	9,354,405	5,628,783	7,689,968	5,741,230

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,226,067	$12,948,590	$12,460,552	$11,056,627

The accompanying notes are an integral part of these financial statements.

NORTH AMERICAN BREAKER CO., INC.
STATEMENTS OF INCOME
For the six months ended June 30, 2011 and 2010 and the years ended December 31, 2010 and 2009

	Six months ended		Year ended
	June 30,	June 30,	December 31,	December 31,
	2011	2010	2010	2009
	(Unaudited)	(Unaudited)		(Restated)

NET SALES	$14,842,114	$11,787,188	$26,279,134	$21,261,760

COST OF SALES	8,980,877	7,353,125	16,270,964	12,829,861

GROSS PROFIT	5,861,237	4,434,063	10,008,170	8,431,899

OPERATING EXPENSE
Selling, general and administrative	1,862,842	1,526,296	3,393,304	3,271,376
Officers' salaries	228,846	572,000	1,644,000	1,700,000

TOTAL OPERATING EXPENSE	2,091,688	2,098,296	5,037,304	4,971,376

INCOME FROM OPERATIONS	3,769,549	2,335,767	4,970,866	3,460,523

INTEREST EXPENSE	(13,614)	(58,465)	(99,198)	(42,917)

OTHER INCOME	1,112	1,617	2,473	61,333

INCOME BEFORE TAXES ON INCOME	3,757,047	2,278,919	4,874,141	3,478,939

INCOME TAXES (BENEFIT)
Current	50,340	39,000	82,410	39,190
Deferred	11,000	(2,000)	(2,000)	500,000

TOTAL INCOME TAXES	61,340	37,000	80,410	539,190

NET INCOME	$3,695,707	$2,241,919	$4,793,731	$2,939,749

The accompanying notes are an integral part of these financial statements.

NORTH AMERICAN BREAKER CO., INC.
STATEMENTS OF STOCKHOLDERS' EQUITY
For the six months ended June 30, 2011 and the years ended December 31, 2010 and 2009

			Additional		Total
	Common Stock		Paid in	Retained	Stockholders'
	Shares	Amount	Capital	Earnings	Equity

Balance - December 31, 2008, as previously reported	10,000	$10,000	$-	$4,821,202	$4,831,202

Prior period and accounting change adjustments, net of income taxes	-	-	-	595,716	595,716

Net income	-	-	-	2,939,749	2,939,749

Dividends	-	-	-	(2,625,437)	(2,625,437)

Balance - December 31, 2009	10,000	10,000	-	5,731,230	5,741,230

Net income	-	-	-	4,793,731	4,793,731

Dividends	-	-	-	(2,844,993)	(2,844,993)

Balance - December 31, 2010	10,000	10,000	-	7,679,968	7,689,968

Contibution from stockholders (unaudited)	-	-	423,571	-	423,571

Net income (unaudited)	-	-	-	3,695,707	3,695,707

Dividends (unaudited)	-	-	-	(2,454,841)	(2,454,841)

Balance - June 30, 2011 (unaudited)	10,000	$10,000	$423,571	$8,920,834	$9,354,405

The accompanying notes are an integral part of these financial statements.

NORTH AMERICAN BREAKER CO., INC.
STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2011 and 2010 and the years ended December 31, 2010 and 2009

	Six months ended		Year ended
	June 30,	June 30,	December 31,	December 31,
	2011	2010	2010	2009
	(Unaudited)	(Unaudited)		(Restated)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,695,707	$2,241,919	$4,793,731	$2,939,749
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred taxes on income	11,000	(2,000)	(2,000)	500,000
Depreciation and amortization	25,142	25,809	52,845	48,691
Provision for doubtful accounts and returns	46,958	45,635	32,768	(31,595)
Provision for obsolete and slow moving inventory	(119,822)	60,663	60,827	34,229
Changes in operating assets and liabilities :
Accounts receivable	(767,755)	(994,831)	(792,022)	(419,599)
Inventory	1,115,293	(922,061)	(73,894)	(891,145)
Prepayments and other current assets	162,439	(265,667)	(180,318)	45,117
Accounts payable and accrued expenses	(98,486)	1,108,872	(302,069)	397,539
Income taxes payable	(169,182)	(29,462)	(50,425)	39,190

Net cash provided by operating activities	3,901,294	1,268,877	3,539,443	2,662,176

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment purchased	(27,561)	(13,429)	(41,810)	(30,273)
Advances to stockholders	-	-	-	(116,260)

Net cash used in investing activities	(27,561)	(13,429)	(41,810)	(146,533)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) borrowings on note payable, bank	(2,207,681)	925,000	(192,319)	(600,000)
Dividends paid	(2,338,581)	(2,354,366)	(2,844,993)	(2,400,000)

Net cash used in financing activities	(4,546,262)	(1,429,366)	(3,037,312)	(3,000,000)

NET CHANGE IN CASH	(672,529)	(173,918)	460,321	(484,357)

CASH - BEGINNING OF PERIOD	700,797	240,476	240,476	724,833

CASH - END OF PERIOD	$28,268	$66,558	$700,797	$240,476

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$219,522	$71,180	$132,585	$-
Interest	$17,779	$49,700	$95,966	$44,901

NON-CASH FINANCING AND INVESTING ACTIVITIES:

During the six months ended June 30, 2011, the Company's stockholders assumed tax liabilities related to unrecoginzed tax benefits of $423,571. This amount was reclassified to additional paid in capital.

During the six months ended June 30, 2011 and the year ended December 31, 2009, the Company reclassified due from stockholders amounting to $116,260 and $225,437, respectively, to dividends.

The accompanying notes are an integral part of these financial statements.

 NORTH AMERICAN BREAKER CO., INC.
NOTES TO FINANCIAL STATEMENTS
For the six months ended June 30, 2011 and 2010 (unaudited)
and the years ended December 31, 2010 and 2009

North American Breaker Co., Inc. (the “Company”) was incorporated in 1997 in the State of California and is a distributor of circuit breakers for industrial, commercial, and residential applications.  The Company’s corporate and main storage facility is located in Burbank, California.  The Company also maintains inventory at bonded warehouses in New Jersey, Texas, Florida, and Illinois.

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting standards codification:

Effective January 1, 2009, the Company has adopted changes issued by the Financial Accounting Standards Board (“FASB”) to the authoritative hierarchy of Generally Accepted Accounting Principles (“GAAP”).  These changes establish the FASB Accounting Standards Codification (“ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP.  The codification itself does not change GAAP.  Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the financial statements.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition:

The Company recognizes revenues when pervasive evidence of an arrangement exists, the product is delivered, there is a fixed sales price, and when management believes that the sales amounts are collectible.  A product is considered delivered when the product is shipped, i.e. when title passes to the customer and the customer assumes the risk of loss.

Accounts receivable:

Accounts receivable are reported at the customers’ outstanding balances less any allowance for doubtful accounts and returns.  Interest is not accrued on overdue accounts receivable.

NORTH AMERICAN BREAKER CO., INC.
NOTES TO FINANCIAL STATEMENTS (Continued)
For the six months ended June 30, 2011 and 2010 (unaudited)
and the years ended December 31, 2010 and 2009

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for doubtful accounts and sales returns:

The allowance for doubtful accounts and sales returns on accounts receivable are charged to expense in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired or returns are made.

Inventory:

Inventory consists of finished goods and is stated at the lower of cost (weighted average costing method) or market.  An allowance for obsolete and slow moving inventory is provided for inventory that has not been sold within a certain period of time.  Material differences may result in the amount and timing of the provision for obsolete and slow moving inventory for any period if management made different judgments or utilized different estimates.

Depreciation:

Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, generally as follows:

Computer equipment	5 years
Furniture and fixtures	7 years
Machinery and equipment	5-7 years

Leasehold improvements are amortized over the lesser of the life of the applicable lease or the life of the asset.

Long-lived assets:

The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of any asset may not be recoverable.   An impairment loss would be recognized when the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than the carrying amount. If an impairment is indicated, the amount of the loss to be recorded is based on an estimate of the difference between the carrying amount and the fair value of the asset.  Fair value is based upon discounted estimated cash flows expected to result from the use of the asset and its eventual disposition and other valuation methods.  No impairment loss was recognized during the six months ended June 30, 2011 and 2010 and the years ended December 31, 2010 and 2009.

NORTH AMERICAN BREAKER CO., INC.
NOTES TO FINANCIAL STATEMENTS (Continued)
For the six months ended June 30, 2011 and 2010 (unaudited)
and the years ended December 31, 2010 and 2009

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred taxes on income:

The Company records deferred taxes on income for transactions that are reported in different years for financial reporting and tax purposes using an asset and liability method whereby assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the year in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

S corporation election:

Effective January 1, 2009, the Company and its stockholders have elected to treat corporate taxable income as income to its stockholders.  Accordingly, federal and state income taxes are liabilities of the stockholders and not of the Company.  California levies a 1.5% corporate tax on electing corporations.  The Company also incurs state income tax in New Jersey, Texas, Florida, and Illinois.

Advertising costs:

Advertising costs are expensed in the period during which the costs are incurred and amounted to $202,066 and $166,395 for the six months ended June 30, 2011 and 2010 (unaudited), respectively, and $421,206 and $240,392 for the years ended December 31, 2010 and 2009, respectively.

NOTE 2:	CONCENTRATIONS

Customers:

During the six months ended June 30, 2011 and 2010 (unaudited), approximately 43% and 46%, respectively, of the Company’s sales were made to three customers.  As of June 30, 2011 and 2010, approximately 51% and 53%, respectively, of the Company’s accounts receivable were due from these customers.

During the years ended December 31, 2010 and 2009, approximately 46% and 51%, respectively, of the Company’s sales were made to three customers.  As of December 31, 2010 and 2009, approximately 52% and 54%, respectively, of the Company’s accounts receivable were due from these customers.

The loss of one of these customers could have an adverse effect on the Company’s operations.

NORTH AMERICAN BREAKER CO., INC.
NOTES TO FINANCIAL STATEMENTS (Continued)
For the six months ended June 30, 2011 and 2010 (unaudited)
and the years ended December 31, 2010 and 2009

NOTE 2:	CONCENTRATIONS (Continued)

Vendors:

During the six months ended June 30, 2011 approximately 67% of the Company’s purchases were made from five vendors.  During the six months ended June 30, 2010 approximately 27% of the Company’s purchases were made from two vendors.

During the years ended December 31, 2010 and 2009, approximately 27% and 35%, respectively, of the Company’s purchases were made from two vendors.

NOTE 3:	ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

	June 30, 2011 (Unaudited)	June 30, 2010 (Unaudited)	December 31, 2010	December 31, 2009 (Restated)
Accounts receivable	$4,684,761	$4,119,815	$3,917,006	$3,124,984
Allowances for doubtful accounts and sales returns	(228,143)	(194,052)	(181,185)	(148,417)

	$4,456,618	$3,925,763	$3,735,821	$2,976,567

NOTE 4:	INVENTORY

Inventory consisted of the following:

	June 30, 2011 (Unaudited)	June 30, 2010 (Unaudited)	December 31, 2010	December 31, 2009
Inventory	$7,083,271	$9,046,731	$8,198,564	$8,124,670
Allowance for obsolete and slow moving inventory	(689,628)	(809,286)	(809,450)	(748,623)

	$6,393,643	$8,237,445	$7,389,114	$7,376,047

NORTH AMERICAN BREAKER CO., INC.
NOTES TO FINANCIAL STATEMENTS (Continued)
For the six months ended June 30, 2011 and 2010 (unaudited)
and the years ended December 31, 2010 and 2009

NOTE 5:	ADVANCES TO STOCKHOLDERS

As of December 31, 2010 and 2009, and June 30, 2010 (unaudited), advances to stockholders amounted to $116,260.  No interest was charged on these advances during the six months ended June 30, 2011 and 2010 (unaudited), and the years ended December 31, 2010 and 2009.  During the six months ended June 30, 2011 (unaudited), the Company reclassified this amount of due from stockholders to dividends.

NOTE 6:	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	June 30, 2011 (Unaudited)	June 30, 2010 (Unaudited)	December 31, 2010	December 31, 2009
Furniture and fixtures	$203,117	$195,513	$195,513	$195,513
Leasehold improvements	149,270	149,270	149,270	149,270
Machinery and equipment	146,601	138,701	146,546	137,435
Computer equipment	117,341	76,903	97,439	64,740
	616,329	560,387	588,768	546,958
Less: Accumulated depreciation and amortization	(386,564)	(334,384)	(361,420)	(308,575)

	$229,765	$226,003	$227,348	$238,383

NOTE 7:	NOTE PAYABLE, BANK

The Company entered into a credit agreement with a bank under which it may borrow up to $4,000,000 under a revolving line of credit through December 1, 2011.  Interest is payable at the greater of the prime rate per annum minus 0.25%, or 3.5%.   The borrowings are collateralized by substantially all of the assets of the Company and are guaranteed by the Company’s stockholders.  The agreement requires interest-only payments, with payment of any outstanding principal plus any unpaid accrued interest at maturity.

As of June 30, 2011, there was no outstanding balance under this credit agreement. Borrowings under the credit agreement amounted to $3,325,000 as of June 30, 2010 (unaudited), and $2,207,681 and $2,400,000 as of December 31, 2010 and 2009, respectively, and were subject to certain financial covenants.  Management is not aware of any violations of the covenants as of June 30, 2011.

NORTH AMERICAN BREAKER CO., INC.
NOTES TO FINANCIAL STATEMENTS (Continued)
For the six months ended June 30, 2011 and 2010 (unaudited)
and the years ended December 31, 2010 and 2009

NOTE 8:	TAXES ON INCOME

Taxes on income for the six months ended June 30, 2011 and 2010, and the years ended December 31, 2010 and 2009, consisted of the following:

	June 30, 2011 (Unaudited)	June 30, 2010 (Unaudited)	December 31, 2010	December 31, 2009 (Restated)
Current tax:
State	$50,340	$39,000	$82,410	$39,190
Deferred tax (benefit):
Federal	1,000	-	1,000	409,000
State	10,000	(2,000)	(3,000)	91,000
	11,000	(2,000)	(2,000)	500,000

	$61,340	$37,000	$80,410	$539,190

The Company elected to be taxed as an S corporation effective January 1, 2009.  As a result, the current tax and deferred tax assets and liabilities are calculated based upon the current 1.5% California state tax rate, as well as taxes in other state jurisdictions.  The effect of this change in tax status of the Company was recognized in the statement of income for the year ended December 31, 2009, which caused the Company’s effective tax rate to be higher than what would be expected if the state statutory rates were applied to income before taxes, as a result of the write off of deferred tax assets in the amount of approximately $490,000.

Temporary differences giving rise to the deferred tax asset consisted primarily of capitalized inventory costs, the use of different methods of depreciation for financial statement and income tax purposes, different timing of deductibility of the allowance for doubtful accounts and sales returns, and state taxes on income for financial statement and income tax purposes.

Effective January 1, 2009, the Company adopted the provisions of FASB ASC 740, Income Tax, which clarifies the accounting for uncertainty in tax positions.  FASB ASC 740 requires the recognition of the impact of a tax position in the financial statements only if that position is more likely than not of being sustained on a tax return upon examination by the relevant taxing authority, based on the technical merits of the position.  As a result of the implementation of FASB ASC 740, the Company recorded a decrease of approximately $424,000 to its retained earnings at January 1, 2009, to recognize the cumulative effect of the adoption of this standard.  As of December 31, 2010 and 2009, and June 30, 2010, the Company had unrecognized tax benefits of approximately $424,000.  As of June 30, 2011 (unaudited), the Company had no unrecognized tax benefits as during the six months ended June 30, 2011, the Company's stockholders assumed tax liabilities related to unrecognized tax benefits of $423,571. The Company reclassified this amount to additional paid in capital.

NORTH AMERICAN BREAKER CO., INC.
NOTES TO FINANCIAL STATEMENTS (Continued)
For the six months ended June 30, 2011 and 2010 (unaudited)
and the years ended December 31, 2010 and 2009

NOTE 8:	TAXES ON INCOME (Continued)

The Company recognizes interest and penalties related to income tax matters in interest expense and operating expense, respectively.  As of June 30, 2011 and 2010 (unaudited), and December 31, 2010 and 2009, the Company had no accrued interest and penalties related to uncertain tax positions.

The Company is subject to taxation in the United States of America (“U.S.”) and files tax returns in the U.S. federal jurisdiction and various state jurisdictions.  The Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2008 for federal and 2007 for state.  The Company currently is not under examination by any tax authority.

NOTE 9:	EMPLOYEE BENEFIT PLAN

The Company sponsors a profit sharing plan (the “Plan”) which covers substantially all employees who work 1,000 hours or more per year, completed at least one full year’s service, and have attained the age of 21.  Under the Plan, the Company contributes a discretionary amount based on the compensation of eligible employees to be held in trust for each participant to later be distributed in accordance with the Plan.  During the six months ended June 30, 2011 (unaudited) and the year ended December 31, 2009, contributions to the Plan amounted to approximately $27,000 and $25,000, respectively.  During the year ended December 31, 2010, the Company did not contribute to the Plan.

NOTE 10:	COMMITMENTS

The Company leases its office and warehouse facility in Burbank, California, pursuant to a non-cancelable lease agreement expiring in May 2014.  The lease agreement also requires additional payments for property tax and common area maintenance fees.  The annual rent is subject to increase based on changes in the consumer price index.  The Company has an option to extend the lease for three additional periods of five years each.  The Company also leases its storage facilities in New Jersey, Texas, Florida, and Illinois on a month-to-month basis.

NORTH AMERICAN BREAKER CO., INC.
NOTES TO FINANCIAL STATEMENTS (Continued)
For the six months ended June 30, 2011 and 2010 (unaudited)
and the years ended December 31, 2010 and 2009

NOTE 10:	COMMITMENTS (Continued)

Future minimum annual payments are approximately as follows:

Year ending December 31:
2011	$111,000
2012	226,000
2013	233,000
2014	78,000

$648,000

Rent expense amounted to $212,540 and $194,259 during the six months ended June 30, 2011 and 2010 (unaudited), respectively, and $395,130 and $333,227 during the years ended December 31, 2010 and 2009, respectively.

NOTE 11:	PRIOR PERIOD AND ACCOUNTING CHANGE ADJUSTMENTS

Subsequent to December 31, 2008, certain errors were discovered relating to a) operating expenses, b) inventory, c) due from stockholders, d) deferred tax assets, and e) income taxes payable.  The correction of these errors had the effect of increasing inventory by $1,248,194, increasing deferred tax assets by $461,525, increasing income taxes payable by $321,261, decreasing advances to stockholders by $369,171, and a net increase to retained earnings at December 31, 2008 of $1,019,287.  These errors had the effect of decreasing net income for the year ended December 31, 2009 by $500,000.

As discussed in Note 8, effective January 1, 2009, the Company adopted the provisions of FASB ASC 740 and recorded a decrease of $423,571 to its retained earnings at January 1, 2009, to recognize the cumulative effect of the adoption of this standard.

The total of the above two adjustments, after tax, resulted in a net increase of $595,716 to retained earnings at December 31, 2008.

NORTH AMERICAN BREAKER CO., INC.
NOTES TO FINANCIAL STATEMENTS (Continued)
For the six months ended June 30, 2011 and 2010 (unaudited)
and the years ended December 31, 2010 and 2009

NOTE 11:	PRIOR PERIOD AND ACCOUNTING CHANGE ADJUSTMENTS (Continued)

In addition, the accompanying financial statements as of and for the year ended December 31, 2009 have been restated to correct errors relating to a) advances to stockholders, b) allowance for doubtful accounts and sales returns, c) deferred tax assets, and d) income taxes payable.  The effect of the restatement on results of operations and financial position as of and for the year ended December 31, 2009 are as follows:

	As previously reported	As restated

Net sales	$21,315,530	$21,261,760
Operating expense	5,087,635	4,971,376
Income before taxes on income	3,416,451	3,478,939
Income taxes	56,229	539,190
Net income	3,360,222	2,939,749

Accounts receivable, net	$3,030,337	$2,976,567
Advances to stockholders	-	116,260
Deferred taxes on income	(307,642)	47,000
Income taxes payable	(155,250)	(485,619)
Unrecognized tax benefits	-	(423,571)
Retained earnings	(6,068,040)	(5,731,230)

NOTE 12:	SUBSEQUENT EVENTS

On July 29, 2011, Signature Group Holdings, Inc., a public company, acquired all of the Company’s outstanding common stock pursuant to the terms of a Stock Purchase Agreement.

Subsequent to June 30, 2011, the stockholders assumed an additional tax liability of the Company amounting to approximately $275,000.

The Company has evaluated subsequent events through September 26, 2011, the date which the financial statements were issued.  Except as disclosed above, there were no additional subsequent events noted that would require adjustment to or disclosure in these financial statements.